UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2019

HOUSTON WIRE & CABLE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (713) 609-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	HWCC	The Nasdaq Stock Market

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2019, Houston Wire & Cable Company (the “Company”), as guarantor, HWC Wire & Cable Company and PFI, LLC, as borrowers, and Bank of America, N.A., as lender and agent, entered into a Third Amendment to Fourth Amended and Restated Loan and Security Agreement increasing the availability under the Company’s revolving credit facility by $15 million to $115 million.  The amendment also reduced by $15 million the amount of the increase that the borrowers could request in the future and reduced the subline for letters of credit from $10 million to $5 million.  The remaining terms of the loan agreement, including its March 12, 2024 expiration date, remain substantially unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1

Third Amendment, dated as of December 10, 2019, to the Fourth Amended and Restated Loan and Security Agreement, dated as of October 1, 2015, among HWC Wire & Cable Company, PFI, LLC (as successor by merger to Vertex Corporate Holdings, Inc. and Vertex-PFI, Inc.), Houston Wire & Cable Company, the lenders or lender named therein and Bank of America, N.A., as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: December 12, 2019	By:	/s/ Christopher M. Micklas
Name: Christopher M. Micklas
Title: Chief Financial Officer